UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009

DR PEPPER SNAPPLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33829 (Commission File Number)	98-0517725 (IRS Employer Identification No.)
5301 Legacy Drive
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7300
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On October 27, 2009 the Company announced that Mr. John O. Stewart, the Executive Vice President and Chief Financial Officer of Dr Pepper Snapple Group, Inc. (the “Company”), has advised the Board of Directors of the Company that he has decided to take early retirement and separate from the Company. A copy of the Press Release issued by the Company on October 27, 2009 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-k.
(e)
On October 26, 2009, the Company’s Compensation Committee approved a letter agreement, dated October 26, 2009, between the Company and Mr. Stewart regarding the terms of his separation from the Company (the “Separation Agreement”). The Separation Agreement contains the following material provisions:
(i) Mr. Stewart’s employment with the Company will continue until March 31, 2010. Until the separation date, Mr. Stewart will direct the preparation and filing of the Company’s Form 10-Q for the third quarter of fiscal year 2009 and the Form 10-K for the fiscal year ending December 31, 2009. Mr. Stewart will continue to be responsible for the Company’s compliance with Section 404 of SOX and will assist in the transition of the individual selected as his successor as chief financial officer.
(ii) As detailed in the Separation Agreement, Mr. Stewart will receive certain benefits, as if he were terminated “without cause” under his executive employment agreement and his equity incentive agreements with the Company, which include the following: (A) restricted stock unit awards and stock option grants will continue to vest through the separation date and (B) termination benefits contained in his executive employment agreement will commence at the date of separation.
(iii) In consideration of Mr. Stewart’s employment until his separation date and if he meets certain performance requirements, certain remaining unvested restricted stock unit awards and remaining unvested stock option grants made in May 2008 (collectively, the “Accelerated Equity Awards”) will fully vest on his separation date. In consideration of Mr. Stewart’s employment until his separation date and if he meets certain performance requirements, the Compensation Committee will approve the Accelerated Equity Awards and certain modifications to the applicable stock option grant agreements and restricted stock unit agreements (the “Award Agreements”) to provide that all vested stock options must be exercised by July 31, 2010 or they will expire. Vested restricted stock units will be released in accordance with the applicable term of the Award Agreements.

The above description of the Separation Agreement is a summary and is qualified in its entirety by the Separation Agreement itself, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Separation Agreement between Dr Pepper Snapple Group, Inc. and John O. Stewart, dated October 26, 2009

99.1	Press Release dated October 27, 2009 issued by the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: October 27, 2009	By:	/s/ James L. Baldwin, Jr.
		Name:	James L. Baldwin, Jr.
		Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement between Dr Pepper Snapple Group, Inc. and John O. Stewart, dated October 26, 2009

99.1	Press Release dated October 27, 2009 issued by the Company

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